Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Prolor Biotech Inc.

Gentlemen:

We herby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163795) of Prolor Biotech Inc. of our reports dated March 9, 2012 relating to the consolidated financial statements and to internal controls of PROLOR Biotech, Inc. and its subsidiaries which appear in this Form 10-K.

Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel

March 9, 2012